AGREEMENT TO SELL REAL ESTATE


     This AGREEMENT TO SELL REAL ESTATE ("Agreement") is made between the parties hereafter named this 16th day of September, 1997.

     1.   PARTIES

          1.1  MIG-OAK RAMBLE ASSOCIATES LIMITED PARTNERSHIP, a
Michigan limited partnership, with offices c/o Acquest Realty
Advisors, Inc., 10 W. Long Lake Road, Suite 10, Bloomfield Hills,
Michigan 48304 ("Seller").

          1.2 WALDEN RESIDENTIAL PROPERTIES, INC., a Maryland corporation, whose address is One Lincoln Centre, 5400 LBJ Freeway, Suite 100, Dallas, Texas 76240 ("Purchaser").

     2.   RECITALS

          2.1 Seller is the owner of certain real property located in Hillsborough County, Florida, improved by a two hundred fifty-six (256) apartment complex and other amenities containing approximately two hundred twenty nine thousand three hundred eighty net rentable square feet (229,380), located at 14627 Grenadine
Drive, Tampa, Florida 33613, legally described in Exhibit 2.1 attached to this Agreement (the "Premises"). The Premises, together with certain personal property located thereon owned by Seller and used or useful in connection with the Premises is referred to collectively herein as the "Property". Where separately referred to, the personal property is hereafter referred to as the "Personal Property".

          2.2 Purchaser desires to purchase the Property from Seller, and Seller is willing to sell the same subject to the terms and conditions hereof.

     NOW, THEREFORE, it is agreed by and between the parties as follows:

     3.   AGREEMENTS

          3.1 Sale. Purchaser agrees to purchase the Property from Seller, and Seller agrees to sell the Property to Purchaser, under the terms set forth in this Agreement.

          3.2  Binding Upon Purchaser.  By execution of this
Agreement, Seller and Purchaser shall be bound by the terms and conditions hereof, subject, however, to the contingencies provided herein.

          3.3 Purchase Price. The purchase price for the Property is Ten Million Dollars ($10,000,000) (the "Purchase Price"), payable in cash or federal funds by wire transfer to Seller upon closing of the Property sale.

          3.4 Earnest Money Deposit. Simultaneously with the execution of this Agreement, Purchaser will deliver to the Title Company (as hereinafter defined) an earnest money deposit in the amount of One Hundred Thousand Dollars ($100,000) (the "Deposit"). The Deposit shall be: (a) applied to the Purchase Price if the transaction described in this Agreement is consummated; or (b) returned to Purchaser if Purchaser cancels this Agreement pursuant to Purchaser's cancellation rights hereunder; or (c) be paid over and retained by Seller as liquidated damages as Seller's sole remedy in the event Purchaser defaults hereunder, as provided in Paragraph 3.16. The Deposit shall be returned to Purchaser in the event Purchaser cancels this Agreement pursuant to Paragraph 3.7.

          3.5 Purchaser's Due Diligence. Purchaser shall have thirty (30) days from the date hereof to conduct such due diligence as Purchaser deems necessary with respect to the Property (the "Due Diligence Period"). During the Due Diligence Period, Seller will permit Purchaser access to the Property on reasonable notice by Purchaser, during normal business hours, and will make available to Purchaser for review and copying at Purchaser's expense, such written information concerning the Property as Seller has in its possession or under its control including, to the extent in existence and within the files of Seller or the property manager, those items set forth in Schedule I attached hereto. Purchaser agrees to indemnify, protect, defend and save Seller harmless from any and all claims, actions, liabilities, damages, costs or causes of action of any kind, nature or description, including attorneys' fees, as arise because of or as are related to Purchaser's activities during the Due Diligence Period. Notwithstanding anything to the contrary contained in this Paragraph 3.5, Purchaser acknowledges and agrees that it shall not make or perform any physical tests or procedures on, about or to the Property including, but not limited to, soil sampling, soil boring, material sampling, excavations, and the like without Seller's prior written consent, which consent may be granted or withheld by Seller in its sole and absolute discretion. Seller shall notify Purchaser of its decision to grant or to withhold its consent within five (5) business days following Seller's receipt of Purchaser's request for permission to perform any physical test or procedure. In the event Seller withholds Its consent to Purchaser performing any physical test or procedure, Purchaser shall have the right to cancel this Agreement. Provided Seller has granted its consent to Purchaser performing any physical test or procedure, if Purchaser's agents go on the Premises and perform labor thereon such as soil boring or environmental inspections, Purchaser shall provide Seller with evidence of workman's compensation and liability insurance satisfactory to Seller to protect Seller from any liability concerning such activities. The results of all tests or procedures shall be confidential and shall not be disclosed by Purchaser to any third party without Seller's prior written consent.

          3.6  Title Insurance and Survey.

               3.6.1     Simultaneously herewith Seller has
provided Purchaser with a copy of the Evans Land Survey, dated May 22, 1986 (the "Survey"). Within fourteen (14) days after the date hereof, Seller at its sole expense shall furnish Purchaser with a current update of the Survey. The updated Survey shall show the location of the Premises and of all improvements thereon, all recorded easements and, if necessary for an understanding thereof by description, all roads, rights-of-way and applicable flood plain information, including the designation of any applicable flood plain map. The updated Survey shall contain a legal description of the boundaries of the Premises. The description of the land contained in the updated Survey and in the title policy shall be used for the purpose of the description to be contained in Seller's special warranty deed described subsequently herein.

               3.6.2 Within fourteen (14) days after the date hereof, Seller shall deliver to Purchaser a commitment for an owner's title insurance policy ("Title Commitment") issued by Safeco Land Title of Dallas, an agent for Chicago Title Insurance Company, 1201 Elm Street, Suits 5220, Dallas, Texas 75270,
Attention: L. Lamar Tims ("Title Company") and copies of selected instruments pertaining thereto. Seller agrees to pay the premium for the owner's title policy to be issued in the amount of the Purchase Price. To the extent that Purchaser desires endorsements to the title policy or ALTA extended coverage, and such endorsements or coverage are available without any further action or cost to Seller, such endorsements or coverage shall be provided and all increases in the premium as a result thereof shall be borne by Purchaser.

               3.6.3 Purchaser shall have through and including the expiration of the Due Diligence Period in which to give written notice to Seller specifying Purchaser's objection to the status of title to the Premises. At the and of the Due Diligence Period, Purchaser shall have no further right to object to the status of Seller's title to the Premises.

               3.6.4 If Purchaser notifies Seller in writing of title objections within the Objection Period then, prior to the closing, Seller at its sole option and in its sole discretion, shall have the right, but not the obligation, to satisfy any such objections at Seller's sole cost and expense. Within five (5) days of the receipt by Seller of Purchaser's title objections, Seller shall notify Purchaser in writing of its decision as to whether or not to satisfy any such objections. If Seller satisfies the objections, closing shall take place as scheduled. If Seller elects not to satisfy, or for any reason fails to satisfy all of Purchaser's objections, Purchaser shall have the option to either:
(a) waive all unsatisfied objections and close the transaction, without deduction or credit on the Purchase Price; or (b) terminate this Agreement, in which latter event the parties shall have no further or other obligation to or with one another hereunder. Only those matters approved or waived by Purchaser during the Due Diligence Period shall be deemed to be permitted title exceptions (the "Permitted Title Exceptions").

          3.7 Purchaser's Right to Cancel. During the Due Diligence Period, Purchaser has the right to cancel this Agreement by giving to Seller notice as provided in Paragraph 3.16. If notice is not delivered within the Due Diligence Period, Purchaser's right to cancel this Agreement shall terminate as of the end of such period, except nothing in this paragraph shall Terminate the right of the Purchaser to cancel this Agreement pursuant to Paragraph 3.6.4 or if any of the matters set forth in Paragraph 3.9 occur.

          3.8 Allocation of Purchase Price. Within the Due Diligence Period, Purchaser and Seller shall agree in writing as to the allocation of the Purchase Price between the Premises and Personal Property. If Purchaser and Seller fail to agree within such period, the entire Purchaser Price shall be allocated to the Premises.

          3.9 Closing of Transaction. Closing of the Property sale shall take place on the fifteenth (15th) day following the termination of the Due Diligence Period or on such prior date as the parties hereto agree in writing (the "Closing Date") provided, however, that Purchaser shall have no obligation to consummate this transaction if:

               3.9.1 There shall have been a material adverse change in the physical condition of the Property through damage by fire or other casualty. If the cost of restoration is fully covered by insurance proceeds in amounts satisfactory to Purchaser, and Purchaser shall have a right to such proceeds or to terminate this Agreement and receive an immediate return of the Deposit;

               3.9.2 There is a material change in condition of the Premises title from the condition approved by Purchaser during the Due Diligence Period.

               3.9.3 There is pending or threatened any legal action against Seller or the Premises which, if adversely determined, could have a material adverse effect upon the Premises, the use thereof, or performance of this Agreement.

          3.10 Seller's Representations and Warranties. Following the Due Diligence Period, Purchaser agrees to accept the Property in an "as is" condition. ANY WARRANTIES OF OR WITH RESPECT TO FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY, HABITABILITY, PROFITABILITY, OR MARKETABILITY ARE SPECIFICALLY DISCLAIMED. FURTHER, SELLER DOES NOT MAKE, NOR WILL SELLER MAKE, ANY OTHER REPRESENTATION OR WARRANTY OR COVENANT, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY OR ANY MATTER SET FORTH IN THIS AGREEMENT, EXCEPT:

               3.10.1 Seller's deed to the Premises shall be a special warranty deed in the form of Exhibit 3.10.1, and the bill of sale for the Personal Property shall be in the form of Exhibit
3.10.1(a).

               3.10.2 Seller has no knowledge of the existence of any fact or circumstance which at the date of execution of this Agreement and as of the Closing Date, would constitute a breach by Seller of any term or condition of this Agreement.

               3.10.3 There are no service contracts relating to the Property except as disclosed on Exhibit 3.10.3. To the extent that the Purchaser requests that Seller terminate any service agreement which by its terms is terminable, Purchaser shall, prior to the Closing Date, terminate such service agreements.

               3.10.4    The existing first mortgage in favor of
Comerica Investment Fund G shall be terminated and released at the closing of the sale of the Property.

               3.10.5    Seller is, and at Closing will be, the
sole person holding good, indefeasible and marketable fee simple title to the Property, free and clear of all liens and encumbrances except the Permitted Title Exceptions.

               3.10.6 This Agreement has been duly authorized and executed by Seller and is a valid and binding obligation of, and is enforceable, in accordance with its terms, against Seller. The documents delivered to Purchaser at Closing will be duly authorized and executed by Seller and will be a legal, valid and binding obligation of, and will be enforceable in accordance with their terms against, Seller.

               3.10.7 To the best of Seller's knowledge: (A) the Property and the operation thereof (including the handling of tenant security and other deposits) currently in substantial compliance with the requirements of all governmental agencies; (B) the zoning classification of the Property permits the operation of Improvements thereon as a use by right; and (C) Seller knows of no commitments or agreements with any of the governmental agencies affecting the Property which have not been fully disclosed to Purchaser in writing. For purposes of this Agreement, "to the best of Seller's knowledge" means the current actual conscious knowledge without investigation of David Ong, President of Acquest Realty Advisors, Inc., the general partner of Seller.

               3.10.8 To the best of Seller's knowledge, Seller has received no notices and is unaware of any facts or conditions which, with notice or lapse of time, might constitute uncured violations at the Property of any applicable statute, ordinance or regulation, relating to the Property, its construction, or any occupancy thereof, nor, to the best of Seller's knowledge, are there presently pending or threatened against Seller or against the Property or, to the best of Seller's knowledge, against anyone, any judgments, judicial proceedings or administrative actions relating to any of the above matters of a material nature.

               3.10.9 To the best of Seller's knowledge, no Hazardous Materials are located on or about the Property. To the best of Seller's knowledge, the Property does not contain any underground tanks for the storage or disposal of Hazardous Materials. Further, to the best of Seller's knowledge, (A) the Property previously has not been used for the storage, manufacture or disposal of Hazardous Material, (B) no complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions and Hazardous Materials, if any, or any other Applicable Environmental Laws from any person, government or entity has been issued to Seller, and (C) Seller has complied with all Applicable Environmental Laws. For the purposes of this representation, "Applicable Environmental Laws" means any and all applicable laws pertaining to health or the environment, including, without limitation, the Superfund Reauthorization and Amendments Act of 1988 ("SARA"), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), as well as any and all other laws, ordinances, rules and/or regulations created or imposed by any governmental authority having jurisdiction with respect to the Property, whether local, state or federal, pertaining to environmental regulation, contamination, clean-up or disclosure, as now existing and/or as hereafter amended, and "Hazardous Materials" means any toxic materials, hazardous, waste or hazardous substance (as these terms are defined in the Applicable Environmental Laws) and including, without limitation, any asbestos or asbestos-related products or materials and any oils, petroleum-derived compounds or pesticides.

               3.10.10 To the best of Seller's knowledge, no action has been taken with respect to work performed or delivery of material which would give rise to a lien on the Property. To the best of Seller's knowledge, at closing, there will be no claim in favor of any person or entity which is or could become a lien on the Land, the improvements, or the Personal Property, arising out of the furnishing of labor or materials to the Property other than claims or liens arising from acts of Purchaser; there will be no unpaid assessments against the Property, except for Property taxes assessed but not due and payable at the time of Closing; and there will be no claim in favor of any person or entity (including the present management) for any unpaid commissions or fees for leasing of the Property.

               3.10.11 Seller will not renew, amend, or reduce the coverage under, or cancel, any existing policy or procure any new policy other than in the ordinary course of business without Purchaser's prior, written consent, which shall not be unreasonably withheld, conditioned or delayed. Purchaser, at Closing, shall obtain its own insurance coverage.

               3.10.12 Seller, at its expense, will maintain the Property in its current condition until closing excepting only ordinary wear and tear and damage or loss thereto covered by insurance.

               3.10.13 Seller shall continue the operation of the Property in the normal and usual manner, will not remove any fixtures, furnishings, equipment or personal property subject to this Agreement, except for repair or replacement, and the Property will be managed, operated, maintained, repaired and redecorated in the ordinary course of business consistent with past practices.

               3.10.14 At closing, no contract of any kind, including contracts for servicing, operating or managing the Property, will be effective and binding upon the Property or Purchaser, except as disclosed on Exhibit 3.10.3. Seller will not enter into any other service, operating or management contracts relative to the Property that cannot be canceled on thirty (30) days notice without the prior, written consent of Purchaser, nor will Seller make, or agree to, prior to closing, any change or modification to the contracts set forth in Exhibit 3.10.3, other than in the ordinary course of business, without the prior, written consent of Purchaser. If an agreement concerning the management of the Property currently is in effect and is not set forth at Exhibit 3.10.3, it shall be terminated effective on the Closing Date.

               3.10.15   Seller agrees that benefits or
compensation accrued prior to closing, and due or claimed to be due either before or after closing, to employees or former employees of Seller shall constitute obligations of Seller only, and Seller agrees to indemnify and hold Purchaser harmless from all such obligations and claims.

               3.10.16 Seller will not borrow any money or do, or fail to do, any other act or thing which would cause the Property or any Personal Property to become pledged or otherwise utilized as collateral or in any way stand as security for any indebtedness or obligation.

               3.10.17   To the knowledge of Seller, the
consummation of the transaction contemplated herein will not result in the breach of any provision in any lease or other agreement affecting the Property.

               3.10.18 Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1954, as amended; Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as now existing or hereafter amended).

               3.10.19 All ad valorem taxes and personal property taxes which are due and payable on or prior to the Closing Date will have been paid in full.

               3.10.20 None of the representations contained in Paragraph 3.10 shall survive the closing.

          3.11 Environmental Matters. Except as provided in Paragraph 3.10.9, Seller makes no representations or warranties of any kind with respect to the existence or absence of any hazardous or regulated substances on or about the Premises or of any contamination thereof, Purchaser acknowledges and agrees that as of the Closing Date, it has been given full and adequate opportunity to inspect the Property, and that Purchaser is fully satisfied with said reports and the results of Its own investigation. Purchaser, as of the Closing Date, agrees to release Seller from any and all claims, harm, damages and liability as Purchaser now has or will ever have against Seller resulting from the existence of hazardous substances or contamination on the Premises.

          3.12 Closing Adjustments. At closing of the sale of the Property, taxes, expenses and other items shall be adjusted, as of the Closing Date, as follows:

               3.12.1 Operating Expenses. Operating expenses of the Property accrued through and including the Closing Date shall be paid by Seller, and Seller shall indemnify and hold Purchaser harmless from all liability, loss, cost and expense by reason thereof. Purchaser shall pay all operating expenses incurred after the Closing Date and shall indemnify Seller and hold Seller harmless from all liability, loss, cost and expense by reason thereof. Operating expenses include all normal expenses attributable to the Property, including any management fees.

               3.12.2 Taxes. Seller shall pay all general real property taxes, installments and special assessments, if any, which are a lien upon the Property and are due as of or before the Closing Date, except that current general real property taxes shall be prorated as of the Closing Date and special assessments payable in installments shall be payable by Seller only for installments due before the Closing Date and shall be prorated as to any installment due after the Closing Date for the period through the Closing Date. The proration of current general real property taxes shall be allocated on the basis of due dates of the respective taxing authorities. Any refund received as a result of any existing tax appeal commenced by Seller and relative to Seller's period of ownership shall be the property of Seller.

               3.12.3 Rents. All rents collected by the Seller under any leases up to and including the Closing Date which are applicable to the period subsequent to the Closing Date, and all other revenues arising from the Property collected by Seller which are allocable to the period subsequent to the Closing Date shall be taken as a credit by Purchaser against the Purchase Price. To the extent that Purchaser subsequently collects any rentals or revenues allocable to the period prior to the Closing Date, the Purchaser shall remit the same to Seller forthwith, it being understood, however, that rents collected after the Closing Date shall first be applied to current rents due and payable and thereafter to delinquent rents. For purposes of this paragraph, only actual rents collected shall be prorated. There shall be no proration of uncollected rents. Purchaser shall be entitled to a credit against the Purchase Price in the amount of all tenant security deposits in the actual possession of Seller. Purchaser shall use its best efforts to collect such revenues and to the extent Purchaser collects such revenues allocable to the period prior to the Closing Date, Purchaser shall remit the same to Seller forthwith.

               3.12.4 Utilities. Utility charges shall not be prorated but, rather, instructions shall be given to the utility companies by Seller (with a duplicate copy of such instruction being provided concurrently to Purchaser) to read the meters on the Closing Date and to issue separate statements thereafter. If applicable, utility deposits will be credited to Seller and assigned to Purchaser at closing. In the event that any provider of utilities shall refuse to issue separate statements in the manner aforesaid, applicable utility charges shall be adjusted in the manner of rents.

          3.13 Expenses of Sale. Seller shall be required to pay only the cost of recording the special warranty dead, the cost of the owner's title insurance policy (except for endorsements and coverage obtained at the request of Purchaser which shall be Purchaser's sole obligation), the brokerage commissions of LePaul Partners, its own attorneys' fees and the cost of the updated Survey and, except as set forth in this Paragraph 3.13, no other costs or expenses.

          3.14 Closing Matters. Upon the Closing Date: (a) Seller shall deliver to Purchaser the special warranty dead, bill of sale and an assignment of all leases and service contracts, if any, affecting the Property which shall be assumed by Purchaser and Seller's rights under the terms of the Settlement Agreement in the lawsuit known as COX v. Shell Oil Company, et al, Civil Action No. 18844 filed in the Chancery Court for Oblon County, Tennessee, as such Agreement was approved by the Court; (b) the Purchaser shall deliver to Seller the Purchase Price less the Deposit; (c) the adjustments specified herein shall take place; (d) to the extent that Seller has any books or records pertaining to the Premises same shall be delivered to Purchaser at closing or as soon as possible thereafter; (e) shall deliver, or arrange at the closing for the delivery of, an owner's title insurance policy issued by the Title Company; and (f) possession of the Premises shall be delivered to Purchaser subject to the rights of any tenants of the Property.

          3.15 Default. If Seller shall perform or tender performance of Seller's obligation under this Agreement and Purchaser shall fail to perform its obligations hereunder, Seller may terminate this Agreement by notice to Purchaser, in which latter event the Deposit shall be retained by Seller as liquidated damages and neither party shall have any other or further liability to the other except that if Purchaser shall challenge Seller's said right to retain the Deposit and Seller shall prevail against said challenge, Purchaser shall pay all of Seller's costs and legal expenses, including reasonable attorney fees. If Purchaser shall perform or tender performance of Purchaser's obligations under this Agreement and Seller shall fail to perform, then Purchaser shall be entitled to terminate this Agreement and receive an immediate return of the Deposit or seek specific performance, in which event this Agreement shall be terminated, deemed void and of no further effect, and the parties shall have no further obligations to one another.

          3.16 Notice. All notices given hereunder shall be in writing or by telecommunication device capable of creating a written record, including without limitation, telefax or telecopy and shall be deemed to have been received when delivered by hand, courier, telefax or telecopy, or if mailed, then three (3) days after deposit of the same in the United States Mail, provided the notice is sent with all postage fully prepaid thereon, and addressed as follows:

If to Seller:  Mig-Oak Ramble Associates Limited Partnership
          c/o Acquest Realty Advisors, Inc.
          10 W. Long Lake Road
          Suite 10
          Bloomfield Hills, Michigan 48304
          Fax Mail: (248) 645-2565

With a    Miro Weiner & Kramer
copy to:  500 North Woodward Avenue
          Suite 100
          Bloomfield Hills, Michigan 48304
          Attention: Kenneth H. Gold, Esq.
          Fax Mail. (248) 646-2465

If to:         Walden Residential Properties
          One Lincoln Centre,
          5400 LBJ Freeway,
          Suite 100
          Dallas, Texas 75240
          Attention:  Eric A. Calub
          Fax Mail: (972) 788-1550

With a    Munsch Hardt Kopf Harr & Dinan
copy to:  4000 Fountain Place
          1445 Ross Avenue
          Dallas, Texas 75202-2790
          Attention: Robin Minick
          Fax Mail: (214) 855-7584

or to such person or other address as the party receiving such notice shall have requested in writing in accordance with the provisions of this Paragraph 3.17.

          3.17 Brokers. Other than LaPaul Partners, who was retained by and the payment of whose commission shall be the sole responsibility of Seller, each party represents and warrants to the other that it has not retained any broker in connection with this transaction, and each party agrees to indemnify the other from any liability, cost and expense by reason of any claim by any broker retained by such party.

          3.18 Time of the Essence. It is expressly agreed by the parties that time is of the essence with respect to this Agreement.

          3.19 Assignment. This Agreement is non-assignable and Purchaser shall have no right to assign its rights under this Agreement to any other person or entity other than an affiliate of Purchaser without the prior written consent of Seller, which consent shall be in Seller's sole and absolute discretion.

          3.20 Attorney's Fees. If either party hereto employs an attorney to enforce or defend its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable attorney fees from the other party.

          3.21 Return of Documents. If this Agreement is terminated and Purchaser is entitled to a return of the Deposit, Purchaser shall promptly deliver to Seller all documents received from Seller or its agents or representatives in connection with this matter, and all studies and reports received by Purchaser. Seller may request, and if requested Purchaser shall provide Seller with, a termination certificate wherein the parties acknowledge that all documents have been returned and that Purchaser has not and will not disclose any information with respect to the Property to any other person or entity.

          3.22 Complete Agreement. This Agreement constitutes the entire agreement between Seller and Purchaser with respect to the Property, and there are no other agreements in existence, written or oral, express or implied, as of the date hereof. Any amendments to this Agreement shall be valid only if the same is in writing and executed by the parties hereto.

          3.23 Applicable Law. This Agreement and the construction and enforcement hereof shall be governed by the laws of the State of Florida.

          3.24 Liability of Officers of Purchaser. This Agreement and all documents, agreements, understandings, and arrangements relating to this transaction have been executed by the undersigned in his/her capacity as an officer or director of Purchaser which has been formed as a Maryland corporation pursuant to the Articles of Incorporation of Purchaser, and not individually, and neither the directors, officers or stockholders of Purchaser shall be bound or have any personal liability hereunder or thereunder. Seller shall look solely to the assets of Purchaser for satisfaction of any liability of the Purchaser in respect of this Agreement and all documents, agreements, understandings and arrangements relating to the transaction contemplated by this Agreement and will not seek recourse or commence any action against any of the directors, officers or stockholders of Purchaser or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

          3.25 Liability of Partners of Seller. This Agreement and all documents, agreements, understandings, and arrangements relating to this transaction have been executed by the undersigned in his/her capacity as an officer of the general partner of Seller and not individually, and the partners, general or limited, of Seller shall not be bound in their individual capacity or have any personal liability hereunder or thereunder. Purchaser shall look solely to the assets of Seller for satisfaction of any liability of the Seller in respect of this Agreement and all documents, agreements, understandings and arrangements relating to the transaction contemplated by this Agreement and will not seek recourse or commence any action against any of the partners, general or limited, of Seller or any of their or its personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

          3.26 Confidentiality. The parties hereto hereby agree that they will use all commercial efforts to maintain the confidentiality of the terms of the transaction contemplated hereby, the contents of this Agreement and related documents, if any, except that Purchaser may disclose material terms which are required to be disclosed by applicable securities laws or as required by any national securities exchange on which Purchaser's common stock may be listed and Purchaser may include a copy of this Agreement in its filings with the Securities and exchange Commission. The foregoing shall in no way prohibit Seller from disclosing the transaction to its agents and employees who may be affected by the transaction.

          3.27 Removal from Market. Seller will remove the Property from the market and cease all discussion with other prospective purchasers upon completion of the Due Diligence Period, and shall not solicit, accept, negotiate or entertain any offers (whether or not binding) regarding the Property during the term of the Agreement, except that prior to the completion of the Due Diligence Period, it may solicit, accept, negotiate or entertain offers regarding the Property that are subordinate to this Agreement.

        [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Seller and Purchaser have caused this
Agreement to be executed by their duly authorized representatives on the day and year first above written.

WITNESSES:                    PURCHASER

                              WALDEN RESIDENTIAL PROPERTIES, INC.
                              a Maryland corporation



                              By:
                                   Eric A. Calub
                              Its:  Vice President




                              SELLER

                              MIG-OAK RAMBLE ASSOCIATES LIMITED
                              PARTNERSHIP
                              By:  Acquest Realty Advisors, Inc.
                              Its:  General Partner



                              By:
                                   David Ong
                              Its:  President







I:\FINANCE\SECFIL~1\10-K-97\EX-10-12.WPD
9/10/97

                           EXHIBIT 2.1

Real property situated in Hillsborough County, Florida described as:

     Commence at the Southeast corner of the Northeast 1/4 of the Northwest 1/4 of Section 4, Township 28 South, Range
     19 East, Hillsborough County, Florida; thence run
     N.00 degrees 53'28"W. along the East line of said Northeast 1/4 of the Northwest 1/4 a distance of 30.00 feet from the point of beginning; thence run S.89 degrees 47'45"W. parallel with the South line of said Northeast 1/4 of the Northwest 1/4 872.90 feet; thence run N.01 degrees 26'34"W. a distance of 681.72 feet; thence run N.88 degrees 33'26"E. a distance of 138.12 feet to an intersection with a point on a curve; thence along a curve to the right having a radius of 185 feet, with a central angle of 24 degrees 05'59", through an arc distance of 77.81 feet to point; thence
     N.41 degrees 43'31"E. along a non-tangent line a distance of
     570.36 feet; thence N.00 degrees 28'29"E. a distance of 208.12 feet; thence S.89 degrees 31'31"E. a distance of 285.96 feet; thence S.00 degrees 53'28"E. a distance of 1357.32 feet to the point of beginning.

     TOGETHER WITH:

     All of Seller's right, title and interest in and to that certain Entrance Road Easement Agreement dated June 27, 1986, and recorded in Official Records Book 4850, Page 1647, as amended by Amendment to Entrance Road Easement Agreement dated November 30, 1988, and recorded in Official Records Book 5573, Page 1497, all of the Public Records of Hillsborough County, Florida.



                            SCHEDULE 1


     1. Seller's most current owner's title insurance policy and a copy of all title reports and documents in Seller's possession.

     2. A list and a copy of all Service Contracts, all documents pertaining to any leased Personal Property, and all warranties, guaranties and bonds relating to the Property, or any part thereof.

     3. A complete, itemized and detailed inventory of the Personal Property to be conveyed by Seller to Purchaser at the closing,

     4. A copy of (i) all income and expense statements for the Property, for the year-to-date and for the most recently completed prior year (prepared on a monthly basis), and annual operating statements for the two (2) most recent fiscal years, (ii) operating budgets for the Property for the current calendar year and the upcoming calendar year, (iii) a capital expenditure budget for the Property for the current calendar year and the upcoming calendar year, and (iv) such other information as may be required by Purchaser's accountants to perform a complete audit of the Property for the twelve (12) month period ended December 31, 1996, and year-to-date 1997.

     5. A copy of all ad valorem and other property tax statements (including personal property tax statements) relating to the Property for the current tax year and the immediately preceding two (2) tax years, including copies of any assessments or statements for the current or forthcoming year, including a summary of any contested tax assessments relating to the Property for the preceding two (2) years, and the results thereof.

     6. A copy of (i) a resident rent roll for the Property, showing actual occupancies, rentals, delinquencies, defaults, security deposits, assigned parking spaces (if any), free rent, rent concessions, resident incentives, lease terms, unit numbers, unit types, and unit amenities; (ii) a current schedule of rental rates for each type of unit within the improvements; and (iii) such other pertinent information regarding the resident leases and rental units, including, without limitation a schedule of the appliances and amenities included in each type of rental unit.

     7. A copy of all site plans, surveys, soil and substrate reports and studies, engineering plans and studies, environmental reports or studies, architectural renderings, plans and specifications, construction contracts (with all applicable change orders), floor plans, landscape plans, utility schemes and other similar plans, diagrams of studies, if any, relating to the Property.

     8. A copy of the architect's certificate rendered at or after the completion of construction of the improvements stating that the improvements were constructed substantially in accordance with the plans and specifications delivered to Purchaser hereunder.

     9. A copy of all reports made by engineers, architects or others, if any, relating to any structural problems or other defects with respect to any part of the Property.

     10.  A copy of all certificates occupancy for the Property.

     11. A copy of all swimming pool permits, boiler permits and other licenses and permits for the Property required by law and issued by any governmental authority having jurisdiction over the Property or Seller.

     12. A list of all employees currently employed in the operation of the Property, setting forth his/her name, address, telephone number, position, salary, benefits, bonuses, leasing commissions, other incentives, apartment allowance (if applicable) and tenure with the Property.

     13. A schedule outlining, and invoices, contracts and/or work orders pertaining to, any (i) carpet replacement, window replacement, and appliance replacement over the past two (2) years relating to the improvements, (ii) any other capital expenditures over the past two (2) years at the Property, showing the nature of the work, expense, date and unit or common area where the work was done, and (iii) regular maintenance and repair at the Property over the past twelve (12) months.

     14. A copy of the standard form of resident lease, leasing application, security and pet deposit documents, rules and regulations, leasing brochures, occupancy checklist, current marketing/leasing plans and business plans for the Property, other standard forms and documents currently used in connection with the leasing and marketing of the Property, and a profile of existing resident base, including data on age, income, sex, household structure, occupation, etc., to the extent such information is available to Seller.

     15. A list of all utility deposits or bonds for the Property and a copy of all utility bills for the Property for the previous twelve (12) months, excluding individually metered resident utility bills.

     16.  Copies of and/or access throughout the Due Diligence
Period to all resident files.

     17. Copies of any pertinent litigation of safety related issues with respect to the Property.